Loan No. WB11946
FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
March 31, 2026 (“Amendment Date”)

GREAT SOUTHERN HOMES, INC.
UNITED HOMES GROUP, INC.
ROSEWOOD COMMUNITIES, INC.
917 Chapin Road
Chapin, SC 29036
Attention: Tom O’Grady

Ladies and Gentlemen:
This Fifth Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) is entered into in reference to that certain Second Amended and Restated Credit Agreement dated as of August 10, 2023, as amended by that certain Letter Agreement dated as of September 29, 2023, as further amended by that certain Letter Agreement dated as of October 20, 2023, as further amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 22, 2023, as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of January 26, 2024, as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement and Omnibus Amendment to Loan Documents dated as of August 2, 2024, as modified by that certain Letter Agreement dated as of January 30, 2025, as further amended by that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of September 29, 2025 (as amended, and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among GREAT SOUTHERN HOMES, INC., a South Carolina corporation (“GSH”), UNITED HOMES GROUP, INC., a Delaware corporation (“UHG”), and ROSEWOOD COMMUNITIES, INC., a South Carolina corporation (“Rosewood”; GSH, UHG and Rosewood, together with any other borrower which may join in the Credit Agreement after the date hereof, whether by execution of a joinder to the Credit Agreement or otherwise, individually or collectively as the context may suggest or require, jointly and severally, “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (“Administrative Agent”), and the lenders from time to time a party thereto (the “Lenders”). Capitalized terms used and not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
WHEREAS, the Borrower has notified Administrative Agent and the Lenders that it intends to consummate a merger of the Borrower (the “Merger”) on or before May 31, 2026 (the “Outside Date”), which Merger will result in the repayment in full of the Obligations. In anticipation of the Merger, Borrower has requested and Requisite Lenders have agreed to waive certain financial covenants (as described below) through and including on the Outside Date, subject to the terms and conditions of this Amendment.
For good and valuable mutual consideration, Borrower, Administrative Agent and the Requisite Lenders party hereto hereby agree as follows:

1.    Acknowledgement Regarding Debt Service Coverage Ratio and Leverage Ratio.
(a)    The Administrative Agent and each of the Lenders hereby acknowledge and agree that, notwithstanding the requirement contained in Section 10.1(c) of the Credit Agreement, the Lenders are waiving the Debt Service Coverage Ratio requirement contained in Section 10.1(c) (the “Existing Debt Service Coverage Ratio Test”) from the Amendment Date until the earlier to occur of (i) the Outside Date and (ii) an Event of Default that is unrelated to the Existing Debt Service Coverage Ratio Test (the “DSCR Waiver”), which waiver shall be deemed effective as of the Amendment Date, and, in addition, to the extent applicable, waive any Default or Event of Default which may have occurred solely as a result of Borrower’s failure to satisfy the Existing Debt Service Coverage Ratio Test from the Amendment Date until the earlier to occur of (i) the Outside Date and (ii) an Event of Default that is unrelated to the Existing Debt Service Coverage Ratio Test. The DSCR Waiver is a limited, one-time waiver and shall not be deemed to (a) constitute a waiver of any other Default or Event of Default or any other breach of the Credit Agreement or any of the other Loan Documents, whether now existing or hereafter arising, (b) constitute a waiver of any right or remedy of the Administrative Agent or any of the Lenders under any Loan Document which does not arise solely as a result of any non-compliance with the provisions of Section 10.1(c) of the Credit Agreement for the period set forth above (all such rights and remedies being expressly reserved by the Administrative Agent and Lenders), or (c) establish a custom or course of dealing or conduct between the Administrative Agent and/or the Lenders, on the one hand, and Borrower on the other hand. Any waiver provided herein shall not be deemed to constitute consent to any other act, omission deviation or any break of the Credit Agreement or any of the other Loan Documents.
(b)    The Administrative Agent and each of the Lenders hereby acknowledge and agree that, notwithstanding the requirement contained in Section 10.1(b) of the Credit Agreement, the Lenders are waiving the Leverage Ratio requirement contained in Section 10.1(c) (the “Existing Leverage Ratio Test”) from the Amendment Date until the earlier to occur of (i) the Outside Date and (ii) an Event of Default that is unrelated to the Existing Leverage Ratio Test (the “Leverage Ratio Waiver”), which waiver shall be deemed effective as of the Amendment Date, and, in addition, to the extent applicable, waive any Default or Event of Default which may have occurred solely as a result of Borrower’s failure to satisfy the Existing Leverage Ratio Test from the Amendment Date until the earlier to occur of (i) the Outside Date and (ii) an Event of Default that is unrelated to the Existing Leverage Ratio Test. The Leverage Ratio Waiver is a limited, one-time waiver and shall not be deemed to (a) constitute a waiver of any other Default or Event of Default or any other breach of the Credit Agreement or any of the other Loan Documents, whether now existing or hereafter arising, (b) constitute a waiver of any right or remedy of the Administrative Agent or any of the Lenders under any Loan Document which does not arise solely as a result of any non-compliance with the provisions of Section 10.1(b) of the Credit Agreement for the period set forth above (all such rights and remedies being expressly reserved by the Administrative Agent and Lenders), or (c) establish a custom or course of dealing or conduct between the Administrative Agent and/or the Lenders, on the one hand, and Borrower on the other hand. Any waiver provided herein shall not be deemed to constitute consent to any other act, omission deviation or any break of the Credit Agreement or any of the other Loan Documents.
(c)    Notwithstanding anything to the contrary contained in the Credit Agreement or other Loan Documents, if the Merger does not close by the Outside Date, Borrower shall have sixty (60) days from the earlier to occur of (i) the Outside Date (i.e., July 30, 2026) and (ii) the date Borrower receives notice from the buyer that the Merger will not occur, to refinance the Credit Facility and repay the Obligations in full (the “Refinance Period”). The failure of Borrower to repay the Obligations in full on or before the expiration of the Refinance Period shall constitute an immediate Event of Default under the Credit Agreement and other Loan Documents.
2.    Conditions Precedent. This Amendment shall become effective only upon the satisfaction of the following conditions precedent:
(a)    Receipt by Administrative Agent of counterparts of this Amendment duly executed by Borrower, Administrative Agent and the Requisite Lenders; and
(b)    Receipt and approval by Administrative Agent of a corresponding waiver from the Subordinate Lender modifying the corresponding financial covenants set forth in the loan documents evidencing the Subordinate Debt.
3.    Release. Borrower hereby ratifies, reaffirms and acknowledges that the Loan Documents represent their valid, enforceable and collectible obligations, and that it has no existing claims, defenses (personal or otherwise) or rights of setoff with respect thereto. Borrower hereby releases Administrative Agent, each Lender and each of their respective parent corporations, subsidiaries and affiliates, any holder of or participant in the Loan, and each of their respective present and former officers, directors, shareholders, representatives, consultants, attorneys, employees and agents thereof, and their respective heirs, personal representatives, successors and assigns (collectively, the “Released Parties”), from any and all claims, liabilities, damages, actions and causes of action of every nature or character (collectively, the “Claims”), known or unknown, whether direct or indirect, at law or in equity, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, or that may hereafter arise with respect to acts or omissions occurring prior to such date, relating to the Loan, the administration of the Loan or the modifications described herein.
4.    Miscellaneous. Except as expressly provided herein, nothing contained in this Amendment shall alter or affect any provision, condition or covenant contained in the Credit Agreement or the other Loan Documents, or affect or impair any rights, powers or remedies thereunder, it being the intent of the parties hereto that, except as expressly modified hereby, the provisions, conditions and covenants of the Credit Agreement and the other Loan Documents shall continue in full force and effect and are hereby ratified and confirmed. This Amendment shall constitute a Loan Document. Borrower expressly acknowledges and agrees that there has not been, and this Amendment does not constitute or establish a novation with respect to the Credit Agreement or any of the other Loan Documents. Each reference in any Loan Document to a Loan Document is hereby amended to be a reference to such referenced Loan Document as amended by this Amendment and the other documents and instruments executed in connection herewith. Borrower hereby represents and warrants to Administrative Agent and Lenders that: (a) Borrower has duly executed, delivered and authorized this Amendment; (b) Borrower has obtained all necessary consents, if any, required in connection with the execution, delivery and performance of this Amendment and the transactions contemplated hereby; (c) the execution, delivery and performance of this Amendment and the transactions contemplated hereby do not violate Borrower’s organizational documents or any contract to which Borrower is a party, and (d) no Default or Event of Default exists under any of the Loan Documents and that all representations and warranties in the Loan Documents remain true and correct in all respects and are deemed remade as of the date hereof (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date). This Amendment and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of South Carolina, except if preempted by federal law. Borrower shall reimburse Administrative Agent for all of Administrative Agent’s out-of-pocket costs and expenses (including, without limitation, the costs and expenses of Administrative Agent's counsel) incurred in connection with this Amendment and the transactions contemplated hereby. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. All counterparts shall collectively constitute a single document. Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each party hereto hereby waives any defenses to the enforcement of the terms of this Amendment based on the form of its signature, and hereby agrees that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of such party’s execution.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, Borrower, Administrative Agent and the Lenders party hereto have caused this Amendment to be duly executed by their duly authorized officer as of the day and year first above written.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Darci L Morris
Name:	Darci L Morris
Title:	Managing Director
[Signature Page – Fifth Amendment to Second Amended and Restated Credit Agreement]

BORROWER:

GREAT SOUTHERN HOMES, INC.,
a South Carolina corporation

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer

UNITED HOMES GROUP, INC.,
a Delaware corporation

By:	/s/ Jack Micenko
Name:	Jack Micenko
Title:	Chief Executive Officer

ROSEWOOD COMMUNITIES, INC.,
a South Carolina corporation

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	President
    [Signature Page – Fifth Amendment to Second Amended and Restated Credit Agreement]

ACKNOWLEDGED AND AGREED TO:
LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Darci L Morris
Name:	Darci L Morris
Title:	Managing Director

    [Signature Page – Fifth Amendment to Second Amended and Restated Credit Agreement]

LENDER:

REGIONS BANK

By:	/s/ Justin Smith
Name:	Justin Smith
Title:	Senior Vice President
    [Signature Page – Fifth Amendment to Second Amended and Restated Credit Agreement]

FLAGSTAR BANK, N.A.

By:	/s/ Daniel Blazei
Name:	Daniel Blazei
Title:	Vice President
    [Signature Page – Fifth Amendment to Second Amended and Restated Credit Agreement]

UNITED BANK

By:	/s/ Marshall K Cooper
Name:	Marshall K Cooper
Title:	Sr. Vice President

[Signature Page – Fifth Amendment to Second Amended and Restated Credit Agreement]